United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 21, 2015

Communications Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address Of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07     Submission of Matters to Vote of Security Holders

The Company held its 2015 Annual Meeting on May 21, 2015. The proposals considered at the 2015 Annual Meeting are described in detail in the Company’s Proxy Statement.

Of the 8,660,785 shares of the Company’s common stock outstanding and entitled to vote 7,955,034 shares or 92.3% of all outstanding shares were present either in person or by proxy.

The following describes the matters considered by the Company’s shareholders at the Annual Meeting, as well as the final results of the votes cast at the meeting:

1.                   To elect six directors of the Company to hold office until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified.

Nominee	For	Withhold	Broker Non-Vote
Curtis A. Sampson	4,038,414	1,394,844	2,521,776
Luella G. Goldberg	4,984,291	448,967	2,521,776
Roger H. D. Lacey	4,177,846	1,255,412	2,521,776
Gerald D. Pint	5,175,654	257,604	2,521,776
Richard A. Primuth	3,645,124	1,788,134	2,521,776
Randall D. Sampson	5,244,443	188,815	2,521,776

2.                   To ratify and approve the appointment of Deloitte and Touche, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2015.

For	Against	Abstain
7,733,714	67,755	153,565

3.                   To approve the Company’s executive compensation.

For	Against	Abstain	Broker Non-Vote
4,922,524	444,703	66,031	2,521,776

4.                   To approve amendments to the Company’s 2011 Executive Incentive Compensation Plan that would, among other changes, increase the total number of authorized shares by 1,000,000 shares to 2,000,000 shares.

For	Against	Abstain	Broker Non-Vote
4,250,603	1,164,370	18,285	2,521,776

5.                   To approve an amendment to the Company’s 1990 Employee Stock Purchase Plan to increase the total number of authorized shares by 100,000 shares to 600,000 shares.

For	Against	Abstain	Broker Non-Vote
5,203,791	199,892	29,575	2,521,776

As a result, the shareholders (i) elected each nominee as a director of the Company; (ii) ratified the appointment of Deloitte and Touche, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2015; (iii) approved the Company’s executive compensation; (iv) approved the amendments to the Company’s 2011 Executive Incentive Compensation Plan; and (v) approved the amendment to the Company’s 1990 Employee Stock Purchase Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

By:	/s/ Edwin C. Freeman
Chief Financial Officer

Date: May 28, 2015